EXHIBIT 6

KPMG Peat Marwick LLP
112 East Pecan, Suite 2400
San Antonio, TX 78205-1585


Consent of Independent Auditor

The Board of Directors
USAA Life Insurance Company
San Antonio, Texas

We consent to the use of our report dated March 20, 1998, on the consolidated balance sheets of USAA Life Insurance Company as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in Registration Statement and related prospectus.


                                                      /s/KPMG PEAT MARWICK LLP
                                                      ------------------------
                                                      KPMG Peat Marwick LLP

San Antonio, Texas
May 15, 1998